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                                                                       Exhibit 3


                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                                CUSTODY AGREEMENT


         THIS CUSTODY AGREEMENT ("Agreement"), dated as of September 16, 1996 is entered into by and between INVESTORS FIDUCIARY TRUST COMPANY, a Missouri trust company, having its trust office located at 127 West 10th Street, Kansas City, Missouri 64105 ("Custodian"), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having its principal office and place of business at Prudential Plaza, Newark, New Jersey 07102 ("Client").

         WHEREAS, Client desires to arrange for the custody of certain assets belonging to separate accounts (each a "Separate Account" and collectively, the "Separate Accounts") established and maintained by Client, which Separate Accounts are registered as management investment companies with the Securities and Exchange Commission, with Custodian, and Custodian desires to provide such custodial services, on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, Custodian and Client agree as follows:

         1. DEFINITIONS. The following terms, as used herein, shall have the following meanings:

                  1.1. "Authorized Instruction" means a written, oral or electronic communication accepted by Custodian in good faith that has been transmitted subject to, and in accordance with, the Security Procedures or by such other method as may be acceptable to, and approved in writing by, each of Custodian and Client.

                  1.2. "Authorized Persons" means those persons who have been designated and duly authorized by Client pursuant to all necessary corporate or other action (which designation and authorization shall be evidenced by appropriate documentation delivered to Custodian, upon which Custodian may conclusively rely) to act on behalf of Client in connection with this Agreement and the transactions contemplated hereby. A person so designated shall continue to be an Authorized Person hereunder until such time as Client has delivered to Custodian written notice of the revocation and termination of the authority of such person to act for Client hereunder.

                  1.3. "Cash Account" has the meaning given at Section 5 of this Agreement.

                  1.4. "Securities Account" has the meaning given at Section 3 of this Agreement.

                  1.5.   "Security Procedure" means, for any specified method of


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communication, a procedure approved in writing by Custodian and Client for the purpose of (i) verifying that an Authorized Instruction given pursuant to such method of communication is that of Client, and/or (ii) detecting error in the transmission or content of such Authorized Instruction.

                  1.6. "Securities Depository" means any of the securities depositories or clearing systems listed at Schedule 1.6 hereto, as amended from time to time in accordance with Sections 4.3.2 and 15 hereof.

                  1.7. "Security" means any share, stock, bond, debenture, note, certificate of indebtedness, warrant, option or other security or other non-cash investment property (whether represented by a certificate or by a book-entry on the records of the issuer or other entity responsible for recording such book-entries) that is from time to time held for the account of Client, directly or indirectly, through a Securities Depository or by Custodian pursuant to this Agreement.

         2. REPRESENTATIONS, WARRANTIES AND COVENANTS.

                  2.1. AUTHORITY. Client and Custodian each represent and warrant to the other, as of the date hereof and continuing through termination of this Agreement, that the execution, delivery and performance by them of this Agreement (i) are within their respective corporate, trust and other constitutive powers; (ii) have been duly authorized by all necessary corporate, trust and other actions required by their respective constitutive documents;
(iii) require no action by or in respect of, or filing with, any governmental body, agency or official; and (iv) do not contravene or constitute a default under (a) any provision of applicable law or regulation, (b) their respective constitutive documents, or (c) any agreement, judgment, injunction, order, decree or other instrument by which they or their respective properties or operations are bound.

                  2.2. TRANSFERS. As of the date hereof and continuing through termination of this Agreement, Custodian represents and warrants to Client that Custodian shall hold, maintain and, as applicable, transfer all Securities in the possession, custody or control of Custodian hereunder free and clear of any proprietary or equitable interest of Custodian, except as otherwise agreed in writing by Custodian and Client.

                  2.3. MARGIN. As of the date hereof and continuing through termination of this Agreement, Client represents to Custodian that Client will not incur any credit, advance or overdraft, with respect to any Cash Account (as hereinafter defined) to purchase or carry any margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. Chapter II, as amended.

                  2.4. CUSTODIAN FINANCIAL CONDITION. Custodian hereby represents and warrants to Client that Custodian has, at the date hereof, a net worth of not less than $20,000,000. During the term hereof, Custodian shall (i) regularly furnish Client with true,


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correct and complete copies of Custodian's quarterly and annual financial statements, when and as rendered, and (ii) provide Client with such other interim financial statements and information pertaining to Custodian's then current financial condition as reasonably may be requested by Client from time to time for the purpose of confirming Custodian's continued solvency, net worth and qualification to act hereunder.

         3. SECURITIES ACCOUNTS.

                  3.1. ESTABLISHMENT OF THE SECURITIES ACCOUNTS. Client hereby establishes with Custodian a securities account for each Separate Account identified at Schedule 3.1 hereto (each a "Securities Account" and collectively, the "Securities Accounts") in the manner and on the terms specified herein.

                  3.2. OWNERSHIP AND IDENTIFICATION. All Securities held directly or indirectly in the Securities Accounts shall be held by Custodian for the exclusive account and benefit of Client, and beneficial ownership of the Securities shall at all times remain vested in Client. The books and records of Custodian shall so identify the Securities and the Securities Accounts. Custodian shall cause Client's interest in the Securities to be evidenced by a credit to the Securities Accounts on the books of Custodian. Custodian shall segregate on its books and records any securities which are held by it for Custodian's own account from those securities (including the Securities) held by it for the account of others. Notwithstanding anything stated in Section 8 of this Agreement to the contrary, Custodian shall not be responsible for the title, validity or genuineness of any Securities or evidence of the title receive by it.

                  3.3. RIGHT TO WITHDRAW. Client shall at all times, and from time to time, have the continuing, unqualified and unlimited right to withdraw all or any portion of the Securities from the Securities Accounts immediately upon demand, provided however, that any Securities designated in writing by Client as being required to meet the deposit requirements of those insurance regulatory authorities having jurisdiction (each, a "Regulatory Authority") shall, to the extent required by law, be deemed held by Custodian under and subject to the control of such Regulatory Authority, and shall not be withdrawn, or otherwise disposed of, by or at the direction of Client without the prior written approval of such Regulatory Authority, in a form reasonably acceptable to Custodian.

         4. TERMS OF CUSTODY.

                  4.1. AUTHORITY TO HOLD SECURITIES. Subject to the terms and conditions of this Agreement, Client hereby authorizes Custodian to hold Securities received, from time to time, for the account of Client. Custodian may hold the Securities directly or indirectly through Securities Depositories and Sub-Custodians qualifying under Section 1.6 and this Section 4.

                  4.2. DIRECTLY HELD SECURITIES. Certificated Securities held hereunder may be


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registered in the name of Custodian or a Sub-custodian (as defined below) and shall be maintained and held in vaults of Custodian's sub-custodian, State Street Bank and Trust Company ("State Street"), located in Boston, Massachusetts, or State Street's agent, Chemical Bank, located in New York, New York or, in the case of certificated securities to be held outside the United States, of the applicable foreign Sub-Custodian listed in Schedule 4.4.1.

                  4.3. SECURITIES DEPOSITORIES. Entities qualified to act as Securities Depositories hereunder shall be limited to the following: (i) a depository that provides for long-term immobilization of securities, or a clearing corporation that is also a depository, in each case approved by, or registered with, the Securities and Exchange Commission ("SEC") pursuant to
Section 17A of the Securities Exchange Act of 1934, as amended; (ii) with respect to Treasury bill and securities, a Federal Reserve Bank utilizing a book-entry system pursuant to Subpart O of Treasury Circular No. 300 (or the book-entry regulations of Federal agencies in substantially the same form), 31 C.F.R. Part 306 and Subpart B of 31 C.F.R. Part 350; (iii) an "eligible foreign custodian" that is a securities depository ("Foreign Depository") under Rule 17f-5(c)(2) promulgated under the Investment Company Act of 1940 (generally, an "SEC Rule"); (iv) as applicable, such other entities (each, an "Other Entity") which Client determines are approved to act as a qualified depository by the Regulatory Authorities, provided that any such Other Entity located in the United States has been registered with, or approved by, the SEC.

                           4.3.1. SCHEDULE 1.6 DEPOSITORIES. Client and
Custodian herewith stipulate and agree that the entities listed at Schedule 1.6 are qualified to act as Securities Depositories under this Section 4.3.

                           4.3.2. ADDITIONAL DEPOSITORIES. If Custodian wishes
to engage a Securities Depository hereunder and such Securities Depository is not listed at Schedule 1.6 (each, an "Additional Depository"), the engagement of such Additional Depository shall be subject to, and shall require, Client's prior written approval. Upon such approval, the Additional Depository shall be listed by amendment to Schedule 1.6, in accordance with Section 15 hereof.

                           4.3.3. FOREIGN DEPOSITORIES. With respect to Foreign
Depositories, Custodian shall continuously monitor the eligibility of the Foreign Depositories and if, at any time, Custodian determines that any Foreign Depository no longer satisfies the requirements of SEC Rule 17F-5(c)(2), Custodian shall promptly provide written notice to Client and will act upon Authorized Instructions.

                           4.3.4. OWNERSHIP AND IDENTIFICATION. Custodian shall
require each Securities Depository to identify Securities held by the Securities Depository as being held for the account of Custodian for its customers to the extent permitted by the rules and procedures of such Securities Depository.


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                           4.3.5. NO COMMINGLING. Securities held by Custodian
in accounts with Securities Depositories hereunder shall not be commingled with securities or other assets held by such Security Depository for the beneficial account and interest of Custodian.

                           4.3.6. SECURITIES DEPOSITORY LIENS. Custodian hereby
represents, warrants and covenants that it will permit a Securities Depository to hold Securities hereunder, only if, and continuing for so long as (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of the Securities Depository or its creditors, including a receiver, trustee in bankruptcy or similar authority, other than for final settlement of Securities Transactions and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value, in either case other than for safe custody or administration.

                           4.3.7. AGENCY. A Securities Depository engaged under
this Section 4.3 shall at all times be deemed the agent of Custodian. Custodian's deposit of Securities with a Securities Depository shall not relieve Custodian of any of Custodian's duties, obligations, responsibilities or liabilities under this Agreement except as provided in Section 8.1.

                  4.4. SUB-CUSTODIANS. To the extent permitted by law, Custodian is authorized to engage State Street as a Sub-Custodian hereunder as well as additional sub-custodians (which may be sub-custodians of State Street) to hold Securities and cash necessary to effect Securities transactions in any jurisdiction where a Security is required or otherwise directed by Client to be held if Custodian does not have facilities for the deposit of Securities in such jurisdiction (each, a "Sub-Custodian"), and to permit such Sub-Custodians to use Securities Depositories in accordance with Section 4.3 hereof, as necessary for such purpose. Sub-Custodians engaged to hold foreign securities, cash and cash equivalents in accordance with SEC Rule 17f-5(a) shall be limited to "eligible foreign custodian" under SEC Rule 17f-5(c)(2) (each a "Foreign Sub-Custodian").

                           4.4.1. APPROVAL REQUIRED. Sub-Custodians engaged by
Custodian under this Section 4.4 shall be subject to, and shall require the prior written approval of, Client. All Sub-Custodians approved at the time of this Agreement's execution shall be listed in Schedule 4.4.1.

                           4.4.2. OWNERSHIP AND IDENTIFICATION. All Securities
held by a Sub-Custodian hereunder shall be identified (i) on Custodian's books, as belonging to Client and located at the Sub-Custodian, and (ii) on the Sub-Custodian's books, as belonging to Custodian or State Street, as applicable, for the account and beneficial interest of Custodian's customers or State Street's customers, as applicable.

                           4.4.3. COMMINGLED ACCOUNTS. Custodian may permit a
Sub-Custodian to commingle the Securities of Client with Securities of other sub-custodial accounts held by the Sub-Custodian for the account of Custodian and other customers of the Sub-Custodian; provided however, that under no circumstances shall any such sub-custodial account


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commingle Securities of Client with securities or other assets beneficially owned by Custodian or such Sub-Custodian.

                           4.4.4. AGENCY. A Sub-Custodian engaged under this
Section 4.4 shall at all times be deemed the agent of Custodian. Custodian's engagement of a Sub-Custodian shall not relieve Custodian of any of Custodian's duties, obligations, responsibilities or liabilities under this Agreement except as provided in Section 8.1. Upon request of Client, Custodian shall be willing to contract with Sub-Custodians designated by Client and reasonable acceptable to Custodian ("Special Purpose Sub-Custodian") for purposes of (i) effecting third-party repurchase transactions with banks, brokers, dealers, or other entities through the use of a common custodian or sub-custodian, or (ii) providing depository and clearing agency services with respect to certain variable rate demand note Securities, or (iii) for other reasonable purposes specified by Client.

                           4.4.5. FOREIGN SUB-CUSTODIANS. With respect to
Foreign Sub-Custodians, Custodian shall continuously monitor the eligibility of the Foreign Sub-Custodian and if, at any time, Custodian determines that any Foreign Sub-Custodian no longer satisfies the requirements of SEC Rule 17f-5(c)(2), Custodian shall promptly provide written notice to Client and will act upon Authorized Instructions.

                  4.5. USE OF NOMINEES. Custodian, a Securities Depository and/or a Sub-Custodian acting hereunder may register Securities in the names of their respective nominees. Client shall have the right to approve use of a nominee hereunder, which approval shall not be withheld unreasonably. Use of a nominee shall require that either (i) Custodian provide Client with an affidavit from an officer of Custodian describing the legal structure of the nominee, and identifying the nominee's officers, directors or partners, as applicable ("Nominee Affidavit") or (ii) that the parties hereto specify any nominees' legal structure in Schedule 4.5 to this Agreement. Custodian shall follow the instructions of Client with respect to any required filing of a Nominee Affidavit with the Regulatory Authorities. Client agrees to hold Custodian, any Sub-Custodian, any Securities Depository and their respective approved nominees harmless from any liability incurred solely by virtue of being shareholder of record of any Securities.

                           4.5.1. STREET NAME. Client may direct Custodian to
maintain or cause a Sub-Custodian to maintain Securities in so-called "street name"; provided, however, that notwithstanding anything herein to the contrary, Custodian and any such Sub-Custodian shall be obligated only to utilize best efforts to timely collect income due to Client on such Securities and to notify Client of relevant corporate actions, including, without limitation, pendency of calls, maturities, and tender and exchange offers.

                  4.6. FUNGIBILITY. Securities held by Custodian hereunder, directly or indirectly through a Securities Depository, may be treated as fungible with other identical securities of the same issue pursuant to the provisions of the Uniform Commercial Code of the State of New York (or other applicable laws).


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                  4.7. NO HYPOTHECATION. Except as provided in Section 6.8,
Custodian shall have no power to deliver, assign, pledge, lend, hypothecate or otherwise dispose of any Security to any person or entity, except pursuant to an Authorized Instruction.

                  4.8. NO RELEASE OR DISCHARGE. Except as expressly provided herein, none of the terms or conditions contained in this Section 4 or in Sections 8 and 9 hereof shall be construed, operate or be effective to limit, release or discharge in any manner Custodian's duties, obligations, responsibilities and liabilities to Client in connection with Custodian's direct or indirect holding of Securities hereunder, whether in definitive or book-entry form.

         5. CASH ACCOUNTS. Client hereby authorized and instructs Custodian, as an agent of Client, to establish and deposit accounts with State Street to be used in connection with transactions relating to the Securities (the "Cash Accounts"). The Cash Accounts shall be custodial accounts under this Agreement, and shall be subject to all the terms, conditions and other provisions of this Agreement.

                  5.1. OWNERSHIP AND IDENTIFICATION. All cash held in the Cash Accounts shall be held by Custodian for the benefit of Client and the books and records of Custodian shall so identify the Cash Accounts.

         6. INSTRUCTIONS BY CLIENT.

                  6.1. IN GENERAL. Client shall give Authorized Instructions with respect to cash and Securities only to Custodian. If Custodian, in the exercise of the standard of care described in Section 8.1 below, is uncertain as to the appropriate action to be taken in any circumstances, upon Custodian's request, Client shall give Custodian Authorized Instructions as to the action to be taken. Securities held by a Securities Depository shall be subject only to the instructions of Custodian or the applicable Sub-Custodian.

                  6.2. BINDING EFFECT. Custodian shall promptly follow and comply with, and shall instruct all Sub-Custodians and Securities Depositories holding Securities hereunder to promptly follow and comply with, all lawful Authorized Instructions given by Client under and in accordance with this Agreement. Custodian shall not be required to follow or comply with, nor shall Custodian be required to instruct a Sub-Custodian or Securities Depository to follow or comply with, any Authorized Instruction (i) that would violate any applicable law, decree, regulation or order of any government, Regulatory Authority or other governmental body or agency (including any court or tribunal), or that otherwise would be contrary to any term, condition or provision of this Agreement; or (ii) that could make Custodian, any Sub-Custodian or Securities Depository, or the nominee of any of them, liable for the payment of money on its own account, unless Client, as a prerequisite to the taking of such action, provides Custodian and any applicable Sub-Custodians and Securities Depositories an Indemnity in an amount and form satisfactory to it or them.

                  6.3. DELIVERY OF SECURITIES. Securities shall be transferred, exchanged or


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delivered by Custodian, to the extent sufficient Securities are actually held in the Securities Accounts and available for delivery, only (i) as specified by an Authorized Instruction; (ii) in exchange for, or upon conversion into, other Securities or cash pursuant to a plan of merger, consolidation, reorganization, recapitalization or readjustment; (iii) upon conversion of Securities pursuant to their terms into other Securities; or (iv) upon termination of this Agreement.

                  6.4. CONTRACTUAL SETTLEMENTS. Subject to the provisions of
Section 9, Custodian shall settle all purchases and sales of Securities hereunder (i) in accordance with Customer's Authorized Instructions, and (ii) on an "actual settlement" or "good on delivery" basis.

                  6.5. REPORTING OF CERTAIN MATTERS. Custodian shall promptly deliver to Client upon receipt all written information (including, without limitation, pendency of calls and maturities of Securities and expirations of rights in connection therewith, calls for voting or the exercise of rights or other specific action intended to be transmitted to holders of the Securities, proxy statements, proxy forms, prospectuses and other corporate reports) received from issuers of, or otherwise in respect of, the Securities held under this Agreement. With respect to tender or exchange offers, Custodian shall promptly deliver to Client upon receipt all written information received from issuers of the Securities whose tender or exchange is sought and from the party (or the party's agents) making the tender or exchange offer. If Client desires to take action with respect to any tender offer, exchange offer or other similar transaction, Client will so instruct Custodian (i) as to Securities held in the United States, one (1) day prior to the date on which such action is due; and
(ii) as to Securities held outside the United States, two (2) day prior to the day by which Custodian must provide instructions to any Sub-Custodian; provided, however, that in the event special requirements applicable to any such transaction require earlier delivery of instructions from Client, Custodian shall notify Client thereof and Client shall provide instructions to Custodian in sufficient time to provide Custodian a reasonable time to act thereon.

                  6.6. SECURITIES MATTERS. Unless and until Custodian receives an Authorized Instruction to the contrary, Custodian shall hold, administer and manage the Securities in accordance with this Section 6.6.

                           6.6.1. DIVIDENDS AND DISTRIBUTIONS. Except as set
forth in Schedule 6.6.1 hereto, Custodian shall credit to Client's account all dividends, interest and other payments made under, and all stock dividends, rights and other similar distributions made, issued or received with respect to, the Securities on the date that such payments, dividends or distributions are due, regardless of whether such payments, dividends or distributions have been received by Custodian on such date. If such dividends, payments or distributions subsequently are not received, Custodian shall track the non-receipt and make whatever reasonable claim may be necessary to enforce collection; provided, however that if any such dividend, payment or distribution is not received within a reasonable time, upon prior written notice to Client, Custodian may reverse the credit made to Client's account; and provided


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further, however, that nothing herein shall obligate Custodian to initiate or appear and participate in any legal action or bankruptcy or other insolvency proceeding necessary to enforce any claim.

                           6.6.2. PRESENTATION FOR PAYMENT. Custodian shall
present for payment all coupons and other income items held by Custodian which call for payment upon presentation, all maturing Securities and those called for redemption, and deposit cash received upon such payments in the applicable Cash Account; provided, however, that in the case of Securities which are called for redemption or otherwise become payable prior to their stated maturity, Custodian shall be considered to have acted timely hereunder if Custodian presents the same for payment promptly upon obtaining actual knowledge thereof or when Custodian, in the exercise of the standard of care described by Section 8.1, should have obtained knowledge thereof.

                           6.6.3. OWNERSHIP CERTIFICATES. Custodian shall
execute in the name of Client such ownership and other certificates as may be required to obtain payment or exercise rights in respect of the Securities; provided, however, that Custodian shall not be authorized to exercise voting rights held in respect of the Securities other than as directed in writing by Client.

                           6.6.4. VOTING OF THE SECURITIES. Custodian shall,
upon receipt of Authorized Instructions from Client, execute and deliver, or cause its Sub-Custodians, Securities Depositories, or its or their nominees (as applicable), to execute and deliver such proxies or other authorizations as may be required to vote the Securities in accordance with such Authorized Instructions. Except as permitted by such Authorized Instructions, neither Custodian nor any of its Sub-Custodians, Securities Depositories, or its or their nominees (as applicable) shall exercise any power to vote the Securities, or execute any proxy, power of attorney, or other similar instrument voting any of such Securities, or give any consent, approval, or waiver with respect thereto, or take any other similar action.

                           6.6.5. MAIL TO CLIENT. Custodian shall accept and
open all mail directed to Client in care of Custodian, and shall promptly forward all such materials to Client.

                           6.6.6. DISCLOSURES TO ISSUERS. Except as otherwise
required by applicable law, Custodian shall not disclose Client's name, address and Securities position to the issuers of the Securities when and as such issuers request.

                           6.6.7. WITHHOLDING TAXES. As part of the custodial
services rendered hereunder, Custodian shall investigate and advise Client with respect to available means and methods for the elimination at source, or for the reclaim, of withholding taxes assessed in connection with the transactions contemplated hereby. Custodian shall, from time to time, make such filings with the governmental authorities as may be required to eliminate or secure the refund of such withholding taxes upon receipt from Client, in completed form, of all


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forms, documents, instruments, proofs and supporting information required to be filled in connection therewith. In performing its duties under this section, unless otherwise informed by Client, Custodian shall be entitled to apply categorical treatment of Client according to the nationality of Client, the particulars of its organization and other relevant details supplied by Client. Client shall inform Custodian in writing of any change in the organization, domicile or other relevant fact concerning tax treatment of Client and if Client is or becomes the beneficiary of any special ruling or treatment not applicable to the general nationality and category of entity of which Client is a part under general laws and treaty provisions.

                           6.6.8. ROUTINE MATTERS. Custodian will, or will
instruct its Sub-Custodians, Securities Depositories or its or their nominees, as applicable, to attend to all routine and mechanical matters in connection with the sale, exchange, substitution, purchase, transfer of other dealings with Securities, except as otherwise expressly provided in this Agreement or as directed by Client from time to time in Authorized Instructions.

                  6.7. PARTIAL OFFERS. If Custodian, whether by nominee or otherwise, holds Securities that are commingled and fungible with securities of the same issue belonging to others (such that the specific Securities held for the account of Client are not identifiable), and an offer of partial redemption, partial payment or other action affecting less than all of such securities is received (collectively, "Partial Offer"), Custodian shall select the securities eligible to participate in the Partial Offer on any fair, equitable and non-discriminatory basis that it customarily uses to make such selections. If such fungible Securities are held by a Securities Depository or Sub-Custodian and a Partial Offer is received, any method of selection customarily used by the Securities Depository or Sub-Custodian, as applicable, shall be acceptable to select the securities eligible to participate in such Partial Offer; provided however, that Custodian shall use its best efforts to cause such selection to be made on a fair, equitable and non-discriminatory basis.

                  6.8. PAYMENTS. Custodian shall make payments only to the extent that sufficient cash is available in the applicable Cash Account or otherwise, and only (i) as specified in an Authorized Instruction, or (ii) upon the termination of this Agreement. Custodian or State Street may make payments, from time to time, on behalf of Client when sufficient cash is not available in the applicable Cash Account, but shall have no obligation to make such payments. Any such credit, advance or overdraft shall be repaid by Client on Custodian's demand together with the overdraft charge specified in Schedule 10 from the date advanced until the date repaid. As security for any advance made by Custodian or State Street to pay for Securities purchased by Client pursuant to an Authorized Instruction, Client hereby grants Custodian and State Street a lien on and security interest in all Securities at any time held from the account of Client, including without limitation all Securities acquired with the amount advanced. Should Client fail to promptly repay the advance and related overdraft charges, Custodian and State Street, as applicable, shall be entitled to utilize available cash and to dispose of Securities pursuant to applicable law to the extent necessary to obtain reimbursement of the amount advanced and related overdraft charges. Custodian shall promptly notify Client of the amount of any such overdraft and of the amount of cash and


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any Securities of any such overdraft and of the amount of cash and any
Securities debited from the Securities Accounts to repay any such advance and related overdraft charges.

         7. REPORTING.

                  7.1. STATEMENTS. Custodian shall mail, or cause to be mailed, or transmit electronically to Client, or with Client's permission, make available to Client electronically, on not less than a monthly basis, statements of the Securities Accounts and Cash Accounts. The statements shall list the Securities and the cash balances of the accounts. Custodian shall promptly correct any errors or omissions in such statements of which it becomes aware and shall furnish Client with prompt notice of the correction.

                  7.2. NEW JERSEY REPORT. Custodian shall periodically file a report with respect to the Securities held by it under this Agreement as required, and in the form prescribed, by Section 11:19-2.4 of the New Jersey Administrative Code.

                  7.3. ACCESS TO RECORDS. Upon demand, Custodian shall allow Client, Client's advisors, accountants, counsel and other authorized representatives, and the Regulatory Authorities such access to the records of Custodian relating to the Securities Accounts, the Cash Accounts and the transactions contemplated hereby as may be required under the circumstances. Custodian shall cooperate with all such requests and records inspections on a best efforts basis but shall be reimbursed by Client for all reasonable expenses and employee time invested in any such inspection outside of normal and routine periodic reviews.

                  7.4. ACCOUNTING CONTROL SYSTEM REPORTS. Custodian shall provide Client with any report concerning the internal accounting control systems of a Securities Depository holding Securities hereunder to which Custodian has access and with annual reports on Custodian's own systems of internal accounting control.

                  7.5. OTHER INFORMATION. Custodian shall maintain records sufficient to verify the related information reported in Client's annual and quarterly statutory financial statements as filed with the State of New Jersey and the National Association of Insurance Commissioners. Custodian further agrees (i) to provide, on request, affidavits in the forms shown at Schedule 7.5 hereto as required by Circular letter 1977-2 of The New York State Insurance Department (Attachments B, C and D thereto) or in such other substantially equivalent forms as may be reasonably acceptable to Client and the New York State Insurance Department in order for such securities to be recognized as admitted assets for statutory reporting purposes; (ii) to provide similar affidavits required by the Regulatory Authorities of other jurisdictions; and
(iii) to provide such additional reporting information to Client regarding the Securities and the transactions contemplated hereby as may be requested from time to time by Client.

         8. CUSTODIAN RESPONSIBILITIES AND INDEMNIFICATION.

                  8.1. STANDARD OF CARE. Custodian shall exercise the standard of care that a professional custodian engaged in the banking or trust company industry and having professional expertise in financial and securities processing transactions and custody functions would observe with respect to the subject matter of this Agreement. Custodian shall be liable to Client for losses of Securities or other property in the Securities Accounts and the Cash Accounts which result from (i) breach of this Agreement, or (ii) the negligence or willful misconduct of Custodian and any Securities Depository or Sub-Custodian acting hereunder or any of their respective officers, employees, agents or nominees except that Custodian shall be responsible to Client for any loss, damage or expense suffered or incurred by Client resulting from the actions or omissions of any Securities Depository or Special Purpose Sub-Custodian only to the same extent such entity is responsible to Custodian. Client shall be entitled to review and participate in the negotiation of contracts with Sub-Custodians. Custodian shall pursue, or cause its Sub-Custodian to pursue, available rights and remedies against any Securities Depository or Special Purpose Sub-Custodian responsible for any loss, damage or expense suffered or incurred by Client with all reasonable business efforts. Client shall be subrogated to such rights and remedies, to the extent allowable under applicable law, at Client's option. Notwithstanding the foregoing, Custodian shall be strictly liable for any loss of Securities resulting from fire, robbery, burglary, theft or other disappearance.

                  8.2. REPLACEMENTS. In the event of loss of, or damage to, a Security held hereunder, for which Custodian is responsible under the terms hereof, Custodian, on demand by Client, will promptly replace such lost or damaged Security with securities identical in kind and quality, together with all rights and privileges pertaining thereto. If Custodian is unable to replace the Security, Custodian shall pay Client a cash amount equal to the fair market value of the Security as of the date of the discovery of the loss or damage.

                  8.3. INSURANCE. Custodian represents, warrants and covenants that it has in force at the date hereof, and shall maintain in force during the full term of this Agreement, insurance with respect to the Securities covering such risks and in such amounts as Custodian maintains with respect to securities held for its own account and for the account of other customers.

                  8.4. INDEMNIFICATION OF CLIENT. Custodian shall indemnify, defend and hold Client harmless of, from and against any loss, damage, claim, demand or liability, including, without limitation, reasonable costs and attorneys' fees (collectively, "Losses"), incurred by Client to the extent resulting from (i) Custodian's breach of this Agreement, (ii) Custodian's negligence or (iii) Custodian's willful misconduct. Custodian's obligation to indemnify Client hereunder is conditioned upon Custodian's receipt from Client of (a) prompt written notice of the claim or matter in respect of which indemnity is sought; provided, however, that failure or delay in giving such notice shall not relieve Custodian of its obligations hereunder except to the extent Custodian is prejudiced thereby; (b) cooperation of Client, on a best efforts basis, in the defense and settlement of any matter involving a third party claim; and (c) Client's tender to Custodian of the right to control, defend and settle, in Custodian's sole discretion, any matter involving a third party claim. Under no circumstances shall Custodian be liable to Client for indirect, special or consequential damages, irrespective of whether or not Custodian was apprised of the likelihood of such damages.

                  8.5. RELIANCE BY CUSTODIAN. Notwithstanding anything in this Agreement to the contrary, but provided that Custodian has otherwise exercised the standard of care described in Section 8.1:

(a) Custodian may conclusively assume that any procedure agreed upon, approved or directed by Client, its accountants or other advisors does not conflict with or violate any requirements of its articles of incorporation, bylaws, any prospectus, any applicable law, rule or regulation of the type described in Section 8.6(b), or any order, decree or agreement by which Client may be bound;

(b) Custodian shall rely upon Client to notify Custodian of any statutes, rules, regulations, requirements or policies which relate to Client, and of any changes therein, which may materially impact Custodian's performance of its responsibilities hereunder or its related operational policies and procedures in a manner different from United States domiciled insurance companies in general;

(c) Custodian may conclusively rely upon the advice, opinion and statements of the Authorized Persons, and Client's accountants, auditors and counsel;

(d) Custodian may conclusively rely upon any advice, notice, request, consent, certificate or other document or instrument reasonable believed by it to be genuine and to be signed by the proper party or parties; and

(e) Custodian shall not be responsible or liable for the failure or delay in performance of its obligations hereunder, or any entity for which it is responsible hereunder, arising out of or caused, directly or indirectly, by circumstances beyond the affected entity's reasonable control, including, without limitation, governmental or exchange action, statute, ordinance, ruling, regulation or direction; war, strike, riot, emergency, civil disturbances, terrorism, vandalism, explosions, labor disputes, freezes, floods, tornados, telecommunications system failures, revolutions or insurrections. Custodian agrees to implement and maintain reasonable back-up and disaster recovery procedures and plans designed to minimize any loss of data or service interruption by all reasonable practicable steps.

         9. LIMITATIONS TO CUSTODIAN DUTIES.

                  9.1. PAYMENT AND DELIVERY INSTRUCTIONS. Client stipulates and acknowledges that in some securities markets, securities deliveries and payments may not be, or are not customarily, made simultaneously. Accordingly, Client agrees that, notwithstanding the giving of Authorized Instructions to deliver Securities against payment or to pay for

Securities against delivery, Custodian may make or accept payment for, or may deliver, Securities in such form, at such time and in such manner as shall be in accordance with the customs prevailing in the relevant market or among professional custodians engaged in the banking or trust company industry and having professional expertise in financial and securities processing transactions and custody services.

                  9.2. REVERSALS. Client stipulates and acknowledges that in some securities markets, and under certain cash clearing systems, deliveries of securities and cash may be reversed under certain circumstances. Accordingly, Client agrees that credits of Securities to the Securities Accounts and cash to the Cash Accounts will be provisional and subject to reversal if, in accordance with local practice in the market, the delivery of the Security or cash giving rise to the credit is reversed.


         10. FEES. As compensation for the services rendered hereunder, Client shall pay Custodian a fee calculated in accordance with Schedule 10 hereto.


         11. NO LIENS. Except as provided in Section 6.8, no charge or lien against any Cash Account or Securities Account shall be permitted for any reason, including, but not limited to, due and unpaid Custodian fees under
Section 10 or any other expense or loss incurred by Custodian in performing hereunder, unless Client has first approved such charge or lien by Authorized Instruction.

         12. INDEMNIFICATION OF CUSTODIAN. Client shall indemnify, defend and hold Custodian harmless of, from and against any Losses incurred by Custodian to the extent resulting from (i) Client's breach of this Agreement, (ii) the invalidity of any communication that Custodian believes in good faith and in accordance with the standard of care required by Section 8.1 hereof to have been an Authorized Instruction or a properly executed and genuine document, (iii) any action taken or omitted to be taken, in accordance with standard of care required by Section 8.1 hereof, by Custodian in reliance on an Authorized Instruction or other document or information provided to it by Client, (iv) Client's negligence, or (v) Client's willful misconduct. Client's obligation to indemnify Custodian hereunder is conditioned upon Client's receipt from Custodian of (a) prompt written notice of the claim or matter in respect of which indemnity is sought; provided, however that failure or delay in giving such notice shall not relieve Client of its obligations hereunder except to the extent Client is prejudiced thereby; (b) cooperation of Custodian, on a best efforts basis, in the defense and settlement of any matter involving a third-party claim; (c) Custodian's tender to Client of the right to control, defend and settle, in Client's sole discretion, any matter involving a third-party claim. Under no circumstances shall Client be liable to Custodian for indirect, special or consequential damages, irrespective of whether or not Client was apprised of the likelihood of such damages.

         13. TERMINATION. This Agreement may be terminated by either party upon the giving of not less than sixty (60) days prior written notice. This Agreement may be terminated immediately for cause. Terminations "for cause" shall be limited to (i) material breach, (ii) fraud, (iii) gross negligence, (iv) insolvency, and (v) the commencement of bankruptcy proceedings against a party. Upon termination of this Agreement, Client shall, by Authorized Instruction, notify Custodian of the name of the person or entity to whom all Securities and cash shall be delivered or paid. Custodian shall promptly deliver all Securities and cash, along with all records not otherwise in the possession of Client pertaining thereto (including, but not limited to, those records pertaining to Securities held in book-entry form, by Federal Reserve banks or retained by the issuer) to the person or entity so specified. Regardless of whether the termination is initiated by Client or Custodian, Custodian's responsibilities under this Agreement shall continue until a successor custodian's appointment becomes effective and all Securities and cash have been transferred.

         14. NOTICES. Except as otherwise specified herein, any notice or other communication to Custodian is to be addressed to it at 127 West Tenth Street, Kansas City, Missouri 64105 Attention: Custody Department or to such other address as may be specified by Custodian from time to time. Any notice or other communication to Client shall be addressed to it at 2 Gateway Center, Newark, New Jersey 07102, Attention: James Quinn or to such other address as may be specified by Client from time to time. Notices given hereunder shall be effective upon receipt.

         15. AMENDMENTS AND WAIVERS. An amendment or waiver of any term of this Agreement shall be effective only if in writing and signed by the party to be bound. The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

         16. SUCCESSORS AND ASSIGNS. This Agreement shall bind the successors and permitted assigns of the parties. Neither party may assign any of its rights or obligations under this Agreement without the prior written consent of the other.

         17. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflicts of law rules.

         18. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall constitute an original, and all of which taken together shall comprise one and the same instrument.

         19. HEADINGS. The section headings used herein are for reference only and shall not affect the interpretation of any provision of this Agreement.

         20. INTEGRATION. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating thereto.

         21. CONFIDENTIALITY. The parties shall not disclose to any other party, but shall keep confidential, the terms and conditions of this Agreement and any amendment hereof, except to the extent required by an or regulatory authorities.

         22. SECURITY PROCEDURES. Client acknowledges that it has been fully informed of the risks associated with the various methods of communication for transmitting Authorized Instructions to Custodian. Custodian has recommended that Client transmit Authorized Instructions to Custodian using one or more specified methods of communication and has recommended a type of Security Procedure for each such method. Client hereby agrees that the Security Procedures selected by it shall be deemed commercially reasonable even if such Security Procedures offer less protection than those recommended by Custodian. If Client elects to transmit Authorized Instructions to Custodian by a method of communication for which no Security Procedure has been agreed, Client agrees to be bound by any such Authorized Instruction that Custodian believes in good faith to have been given by an Authorized Person. Client shall (i) not disclose, or permit any Authorized Person to disclose, except on a "need to know" basis, any aspects of any Security Procedure, (ii) notify Custodian immediately if the confidentiality of any Security Procedure is compromised and (iii) act to prevent the Security Procedures from being further compromised. Client and Custodian have entered into a separate agreement concerning Authorized Instructions which constitute "payment orders" under Article 4A of the Uniform Commercial Code (the "Article 4A Agreement"). With respect to such Authorized Instructions, this Agreement and the Article 4A Agreement shall be construed cumulatively, but in the event of any conflict or inconsistency between them, the terms of the Article 4A Agreement shall control. With respect to Authorized Instructions communicated orally to Custodian, (i) Custodian shall be entitled to rely thereon if Custodian reasonable believes they are communicated by an Authorized Person, (ii) Custodian may in its discretion tape record the communication, (iii) Client shall confirm the same through a written or electronic Authorized Instruction by no later than the next business day, and
(iv) Custodian shall not be responsible hereunder for actions taken or omitted reasonably and in good faith based on any oral communication prior to receipt of and a reasonable time to act on the written or electronic confirming Authorized Instruction.

         23. SEVERABILITY. In the event any of the terms or provisions of this Agreement shall be held to be unenforceable, the remaining terms and provisions shall be unimpaired and the unenforceable term or provision shall be replaced by such enforceable term or provision as comes closest to the intention underlying the unenforceable term or provision.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

INVESTORS FIDUCIARY TRUST                THE PRUDENTIAL INSURANCE
  COMPANY                                  COMPANY OF AMERICA


By: /s/ Allen Strain                     By:    /s/ James J. Quinn
   ----------------------------                 ----------------------------
Title: EVP                               Title: Vice President & Ass't Treasurer
      -------------------------                 ----------------------------

                                  SCHEDULE 1.6

                            Securities Depositories



           Country                                Central Depository

         United States                         Depository Trust Company

                                               Participants Trust Company

                                               Federal Reserve Bank

                                  SCHEDULE 3.1

                              Securities Accounts

Variable Contract Account -2  ("VCA-2") - YF1A

Variable Contract Account -10 ("VCA-10") - YFlE

Variable Contract Account -11 ("VCA-11") - YC1A

                                 SCHEDULE 4.4.1

                                 Sub-Custodians

        Country                            Subcustodian

      United States                 State Street Bank and Trust

                                    Chase Manhattan Bank (F/K/A Chemical Bank)
                                    (Physical)

                                  SCHEDULE 4.5

                                LIST OF NOMINEES


Except where otherwise noted, each Nominee is a domestic corporation wholly owned by the local Subcustodian.

Australia           Westpac Custodian Nominees Ltd.
Austria             None
Belgium             None
Denmark             None
Finland             None
France              None
Germany             None
Hong Kong           Horsford Nominees Ltd. (physical)/HKSCC Nominees Ltd., for
                    CCASS (depository)(1)
Ireland             Bank of Ireland Nominees Ltd.
Italy               None
Japan               None
Malaysia            Cartaban (M) Nominees Sdn Berhad.
Netherlands         None
New Zealand         ANZ Nominees Ltd.
Norway              None
Singapore           DBS Nominees Pty Ltd.
Spain               None
Sweden              Skandinaviska Enskilda Banken, as nominee(2)
Switzerland         None
United Kingdom      State Street London Nominees Ltd.
United States       CEDE & Co.(Depository Trust Co. securities), a New York
                    limited purpose trust company
                    MBSCC & Co. (Participants Trust Co. securities), a New York limited purpose trust company
                    IFTCO (domestic certificated securities), a Missouri general partnership composed of officers of the Custodian

Note: In countries where "None" is listed, securities are held through a central securities depository that does not employ nominees. In such countries, securities are registered in the name of the beneficial owner (Switzerland only) or securities are held in bearer form.


         (1)H.K. Corporation is owned by the central depository in Hong Kong.

         (2)Subcustodian bank (Swedish Banking Corporation) with designation as nominee

                   FOREIGN INCOME AVAILABILITY SCHEDULE 6.6.1
                         STATE STREET BANK SUB-CUSTODIAN

Income will be credited contractually on pay day in the markets noted with Contractual Income Policy. The markets noted with Actual income policy will be credited income when it is received.

MARKET            INCOME POLICY            MARKET              INCOME POLICY     MARKET             INCOME POLICY
Argentina         Actual                   India               Actual            South Africa       Actual

Australia         Contractual              Indonesia           Actual            South Korea        Actual

Austria           Contractual              Ireland             Actual            Spain              Contractual

Bangladesh        Actual                   Israel              Actual            Sri Lanka          Actual

Belgium           Contractual              Italy               Contractual       Swaziland          Actual

* Bolivia         Actual                   Ivory Coast         Actual            Sweden             Contractual

Botswana          Actual                   Japan               Contractual       Switzerland        Contractual

Brazil            Actual                   * Jamaica           Actual            Taiwan             Actual

Canada            Contractual              Jordan              Actual            Thailand           Actual

Chile             Actual                   Kenya               Actual            * Trinidad &       Actual
                                                                                 Tobago

China             Actual                   Malaysia            Actual            * Tunisia          Actual

Colombia          Actual                   Mauritius           Actual            Turkey             Actual

Cyprus            Actual                   Mexico              Actual            United Kingdom     Contractual

Czech Republic    Actual                   Morocco             Actual            United States      See Attached

Denmark           Contractual              Namibia             Actual            Uruguay            Actual

Ecuador           Actual                   Netherlands         Contractual       Venezuela          Actual

Egypt             Actual                   New Zealand         Contractual       Zambia             Actual

** Euroclear      Contractual/Actual       Norway              Contractual       Zimbabwe           Actual

Euro CDs          Actual                   Pakistan            Actual

Finland           Contractual              Peru                Actual

France            Contractual              Philippines         Actual

Germany           Contractual              Poland              Actual

Ghana             Actual                   Portugal            Contractual

Greece            Actual                   * Russia            Actual

Hong Kong         Contractual              Singapore           Contractual

Hungary           Actual                   Slovak Republic     Actual

*    Market is not 17F-5 eligible
** For Euroclear, contractual income paid only in markets listed with Income Policy of Contractual.

                                  UNITED STATES
                       INCOME AVAILABILITY SCHEDULE 6.6.1



INCOME TYPE                       DTC               FED             PTC                  PHYSICAL
Dividends                     Contractual          N/A               N/A                  Actual

Fixed Rate Interest           Contractual       Contractual          N/A                  Actual

Variable Rate Interest        Contractual       Contractual          N/A                  Actual

GNMA I                            N/A              N/A           Contractual PD+l          N/A

GNMA II                           N/A              N/A           Contractual PD ***        N/A

Mortgages                       Actual          Contractual        Contractual            Actual

Maturities                      Actual          Contractual          N/A                  Actual


  Exceptions to the above Contractual Income Policy include securities that are:

   - Involved in a trade whose settlement either failed, or is pending over the record date, (excluding the United States);

   - On loan under a self directed securities lending program other than IFTC's own vendor lending program;

   - Known to be in a condition of default, or suspected to present a risk of default or payment delay;

   - In the asset categories, without limitation, of Private Placements, Derivatives, Options, Futures, CMOs, and Zero Coupon Bonds;

   - Securities whose amount of income and redemption cannot be calculated in advance of payable date, or determined in advance of actual collection, examples include ADRs;

   - Payments received as the result of a corporate action, not limited to, bond calls, mandatory or optional puts, and tender offers.


***   For GNMA II securities, if the 19th day of the month is a business day,
  Payable/Distribution Date is the next business day. If the 19th is not a business day, but the 20th is a business day, Payable/Distribution date is the first business day after the 20th, if both the 19th and 20th are not business days, Payable/Distribution will be the next business day thereafter.

                                  SCHEDULE 7.5

                                 AFFIDAVIT FORMS

                                  ATTACHMENT B

                               CUSTODIAN AFFIDAVIT

(For use by a custodian bank where securities entrusted to its care and have not been re-deposited elsewhere.)

STATE OF

                                             S.S.:


COUNTY OF

___________________, being  duly  sworn  deposes  and says that he is of
___________, a banking corporation organized under and pursuant to the laws of the _____________ with the principal place of business at _____________ (hereinafter called the "bank");

That his duties involve supervision of activities of the bank as custodian and records relating thereto;

That the bank is custodian for certain securities of ____________, having a place of business at _______________ (hereinafter called the "insurance company") pursuant to an agreement between the bank and the insurance company;

That the schedule attached hereto is a true and complete statement of securities (other than those caused to be deposited with The Depository Trust Company or the Federal Reserve Bank of New York under the Federal Reserve book entry procedure) which were in the custody of the bank for the account of the insurance company as of the close of business on __________; that, unless otherwise indicated on the schedule, the next maturing and all subsequent coupons were then either attached to coupon bonds or in the process of collection; and that, unless otherwise shown on the schedule, all such securities were in bearer form or in registered form in the name of the insurance company or its nominee or a nominee of the bank, or were in the process of being registered in such form;

That the bank as custodian has the responsibility for the safekeeping of such securities as that responsibility is specifically set forth in the agreement between the bank as custodian and the insurance company; and

That, to the best of his knowledge and belief, unless otherwise shown on the schedule, said securities were the property of said insurance company and were free of all liens, claims or encumbrances whatsoever.

Subscribed and sworn to
before me this _______ day
of ______________, _____, ___________________ (L.S.)

                                  SCHEDULE 7.5
                                 AFFIDAVIT FORMS

                                  ATTACHMENT C

                               CUSTODIAN AFFIDAVIT


(For use in instances where a custodian bank maintains securities on deposit with the Depository Trust Company.)

STATE OF

                                             S.S.:


COUNTY OF

_____________________, being duly sworn deposes and says that he is __________ of the __________, a banking corporation organized under and pursuant to the laws of the _____________ with its principal place of business at _____________ (hereinafter called the "bank");

That his duties involve supervision of activities of the bank as custodian and records relating thereto;

That the bank is custodian for certain securities of ______________, with a place of business at _________ (hereinafter called the "insurance company") pursuant to an agreement between the bank and the insurance company';

That the bank has caused certain of such securities to be deposited with The Depository Trust Company, 55 Water Street, New York (hereinafter called "DTC"); and that the schedule attached hereto is a true and complete statement of the securities of the insurance company of which the bank was custodian as of the close of business on ____________, and which were so deposited with DTC at such date;

That the bank as custodian has the responsibility for the safekeeping of such securities whether in the possession of the bank or deposited with DTC as that responsibility is specifically set forth in the agreement between the bank as custodian and the insurance company; and

That, to the best of his knowledge and belief, unless otherwise shown on the schedule, said securities were the property of said insurance company and were free of all liens, claims or encumbrances whatsoever.


Subscribed and sworn to
before me this ____ day
of ____________, ____, ________________________ (L.S.)

                                  SCHEDULE 7.5
                                 AFFIDAVIT FORMS

                                  ATTACHMENT D

                               CUSTODIAN AFFIDAVIT

(For use where ownership is evidenced by book entry at Federal Reserve Bank of New York.)

STATE OF

                                            S.S.:

COUNTY OF

_______________________, being duly sworn deposes and says that he is __________ of the __________, a banking corporation organized under and pursuant to the laws of the ____________ with the principal place of business at ____________ (hereinafter called the "bank");

That his duties involve the supervision of activities of the bank as custodian and records relating thereto;

That the bank is custodian for certain securities of _____________, with a place of business at ________________, (hereinafter called the "insurance company") pursuant to an agreement between the bank and the insurance company;

That it has caused certain of such securities to be credited to its book-entry account with the Federal Reserve Bank of New York under the Federal Reserve book entry procedure; and that the schedule attached hereto is a true and complete statement of the securities of the insurance company of which the bank was custodian as of the close of business on ____________ which were in a "General" book-entry account maintained in the name of the bank on the books and records of the Federal Reserve Bank of New York at such date;

That the bank has the same responsibility for the safekeeping of such securities whether in the possession of the bank or in said "General" book-entry account as that responsibility is specifically set forth in the agreement between the bank as custodian and the insurance company; and

That, to the best of his knowledge and belief, unless otherwise shown on the schedule, said securities were the property of said insurance company and were free of all liens, claims or encumbrances whatsoever.

Subscribed and sworn to
before me this _______ day
of ___________, ____, ____________________ (L.S.)